UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 24, 2016 (June 22, 2016)

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or other Jurisdiction

of Incorporation)

033-90866	25-1615902
(Commission File No.)	(I.R.S. Employer Identification No.)

1001 Air Brake Avenue Wilmerding, Pennsylvania	15148
(Address of Principal Executive Offices)	(Zip Code)

(412) 825-1000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 22, 2016, Westinghouse Air Brake Technologies Corporation (the “Company”), and certain other subsidiaries of the Company entered into (i) an amended and restated $1.2 billion revolving credit facility (the “Revolving Credit Facility”), which includes a letter of credit sub-facility of up to $200.0 million and a swing line sub facility of $75.0 million, and (ii) a $400.0 million delayed draw term loan (the “Delayed Draw Term Loan), all pursuant to the terms and conditions of a Second Amended and Restated Refinancing Credit Agreement, dated as of June 22, 2016 (the “Credit Agreement”), by and among the Company, Wabtec Cooperatief UA, as borrowers, certain subsidiaries of the Company as guarantors and the lenders party thereto and PNC Bank, National Association, as Administrative Agent, PNC Capital Markets LLC, Merrill Lynch, Pierce, Fenner & Smith Inc., JPMorgan Chase Bank, N.A., HSBC Bank, USA, National Association and Société Générale, as Joint Lead Arrangers and Joint Bookrunners, Bank of America, National Association and JPMorgan Chase Bank, N.A., as Co-Syndication Agents, and HSBC Bank USA, National Association and Société Générale, as Co-Documentation Agents. The Revolving Credit Facility contains an uncommitted accordion feature allowing the Company to request increases to the borrowing commitments under the Revolving Credit Facility of up to $400.0 million in the aggregate.

The Revolving Credit Facility matures on June 22, 2021 and is unsecured. The obligations of the Company under the Revolving Credit Facility have been guaranteed by certain of the Company’s subsidiaries. The Delayed Draw Term Loan matures on June 22, 2019 and is unsecured. The applicable interest rate for borrowings under the Credit Agreement includes interest rate spreads based on the Company’s total debt to EBITDA ratio that range between 0.75% and 1.75% for LIBOR-based borrowings and 0.00% and 0.75% for Base Rate (as defined in the Credit Agreement) based borrowings.

The Credit Agreement contains customary affirmative and negative covenants for credit facilities of this type, including limitations on the Company and certain of the Company’s other subsidiaries (collectively, the “Loan Parties”) with respect to, among other things, indebtedness, liens, investments, mergers and acquisitions, dispositions of assets and transactions with affiliates. So long as no event of default exists, the Company is permitted to (i) pay dividends and (ii) repurchase common stock or repurchase indebtedness without limitation, so long as in each case the Company is in compliance with financial statement ratios after giving effect to such payments or repurchases.

The Credit Agreement provides for customary events of default, including a failure to pay principal, interest or fees when due, failure to comply with covenants, the fact that any representation or warranty made by any of the Loan Parties is materially incorrect, the occurrence of an event of default under certain other indebtedness of Loan Parties, the commencement of certain insolvency or receivership events affecting any of the Loan Parties and the occurrence of a change in control of any of the Loan Parties (subject to certain permitted transactions as described in the Credit Agreement). Upon the occurrence of an event of default, the commitments of the lenders may be terminated, and all outstanding obligations of the Loan Parties under the Revolving Credit Facility may be declared immediately due and payable.

The foregoing is a summary of the material terms and conditions of the Credit Agreement and not a complete discussion of the document. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed as Exhibit 10.1 hereto and is incorporated by reference herein. In addition, on June 23, 2016, the Company issued a press release regarding the Credit Agreement. A copy of the press release is filed as Exhibit 99.1 to this Current Report and is incorporated by reference.

Item 1.02.	Termination of a Material Definitive Contract.

Effective June 22, 2016, that certain First Amended and Restated Refinancing Credit Agreement, dated as of December 19, 2013 (as amended, the “Prior Credit Agreement”), by and among the Company, certain of the Company’s subsidiaries, the other Credit Parties signatory thereto, the Lenders signatory thereto from time to time, PNC Bank, National Association, as Administrative Agent, PNC Capital Markets LLC and J.P. Morgan

Securities LLC, as Joint Lead Arrangers and Joint Bookrunners, JPMorgan Chase Bank, as Syndication Agent, and Citizens Bank of Pennsylvania, Bank of America, N.A., Branch Banking and Trust Company and The Bank of Tokyo-Mitsubishi UFJ, LTD., as Co-Documentation Agents, was amended and restated by the Credit Agreement described under Item 1.01 above. The Prior Credit Agreement was due to expire in December 2018 and provided for maximum borrowings of $800.0 million, a floating interest rate on based on LIBOR or the Base Rate and customary financial and other covenants and events of default. The Company was in compliance with all applicable financial covenants and other restrictions under the Prior Credit Facility as of the date of the Credit Agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

d)	Exhibits:

10.1 - Second Amended and Restated Refinancing Credit Agreement, dated as of June 22, 2016, by and among the Company, Wabtec Cooperatief UA, as borrowers, certain subsidiaries of the Company as guarantors and the lenders party thereto and PNC Bank, National Association, as Administrative Agent, PNC Capital Markets LLC, Merrill Lynch, Pierce, Fenner & Smith Inc., JPMorgan Chase Bank, N.A., HSBC Bank, USA, National Association and Société Générale, as Joint Lead Arrangers and Joint Bookrunners, Bank of America, National Association and JPMorgan Chase Bank, N.A., as Co-Syndication Agents, and HSBC Bank USA, National Association and Société Générale, as Co-Documentation Agents.

99.1 - Press release dated June 23, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 24, 2016

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

By:	/s/ David L. DeNinno
David L. DeNinno
Senior Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibits

10.1	Second Amended and Restated Refinancing Credit Agreement, dated as of June 22, 2016, by and among the Company, Wabtec Cooperatief UA, as borrowers, certain subsidiaries of the Company as guarantors and the lenders party thereto and PNC Bank, National Association, as Administrative Agent, PNC Capital Markets LLC, Merrill Lynch, Pierce, Fenner & Smith Inc., JPMorgan Chase Bank, N.A., HSBC Bank, USA, National Association and Société Générale, as Joint Lead Arrangers and Joint Bookrunners, Bank of America, National Association and JPMorgan Chase Bank, N.A., as Co-Syndication Agents, and HSBC Bank USA, National Association and Société Générale, as Co-Documentation Agents.

99.1	Press release issued by Westinghouse Air Brake Technologies Corporation on June 23, 2016.